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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:   Wilford W. Simpson
           Kevco, Inc.
           Chief Financial Officer
           (817) 332-5720

                        KEVCO, INC. ANNOUNCES APPROVAL OF
                    DISCLOSURE STATEMENT BY BANKRUPTCY COURT

FORT WORTH, TEXAS (OCTOBER 4, 2002) - Kevco, Inc. today announced that the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division has approved Kevco's and its subsidiaries' First Amended Disclosure Statement Under 11 U.S.C. section 1125 in Support of Kevco, Inc. and the Official Creditor Committee's Joint Plan of Liquidation (the "Disclosure Statement"). In connection with the approval of the Disclosure Statement, the Bankruptcy Court set a hearing to consider confirmation of Kevco, Inc. and the Official Creditors' Committee's First Amended Joint Plan of Liquidation ("Plan"). The confirmation hearing will be held before the Honorable Barbara J. Houser, United States Bankruptcy Court, Courtroom No. 204, 501 West 10th Street, Fort Worth, Texas 76102 on Thursday, November 21, 2002, at 1:15 p.m.

         Copies of the Disclosure Statement and Plan are available upon written request to counsel for Kevco, Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202, attention: Linda Breedlove (telecopy 214-200-0775). The Disclosure Statement and Plan may also be obtained immediately at the following site on the world wide web: www.haynesboone.com/kevco.

         Kevco and its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. The petitions were filed in the United States Bankruptcy Court for the Northern District of Texas on February 5, 2001.